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                                                                   Exhibit 10.9

[Logo for ePlus, Inc.]

December 1, 1999

Mark Lynch, EVP and CFO
MicroStrategy
8000 Towers Crescent Drive
14th Floor
Vienna, VA 22182

Dear Mark:

EPlus, Inc. will offer a line of credit of $40,000,000.00 to lease assets under MLA VAC180. In consideration MicroStrategy agrees to issue the Press Release attached as exhibit A. All other terms and conditions of the Master Lease Agreement VAC180 remain in full force and effect.

EPlus will issue MicroStrategy a warrant to purchase 7,500 shares of ePlus common stock at an exercise price of $23.00 per share. These warrants have a 10-year term and shall vest immediately upon approval by the Board of Directors of ePlus.

This line of credit is committed by ePlus provided there is no material change in the financial condition of MicroStrategy.

Sincerely,

/s/ Chad Fredrick

Chad Fredrick

                               Proposal Acceptance

Lessee accepts the above terms and conditions this 1st day of December, 1999.

MicroStrategy Incorporated

By:  /s/ Mark Lynch              Title: CFO
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